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                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT

         This Agreement, made this May 2, 2005 by and between Advanced Photonix, Inc. a Delaware corporation (hereinafter called the "Company"), and Robin Risser, an individual (hereinafter called "Employee").

                                    RECITALS:

         1. The Company develops, manufactures and distributes III-V photodiodes and III-V based photo detectors and terahertz instrumentation through its Picometrix operating division (the "Picometrix Business Unit"); and

         2. The Company wishes to employ Employee and utilize his professional experience, ability, services background and know-how; and

         3. Employee wishes to enter into the employ of the Company on the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the covenants and conditions set forth in this Agreement and for other good and valuable consideration, which has been received and which is sufficient, the parties agree to the following terms:

         A. EMPLOYMENT TERM. Subject to the terms and conditions contained in this Agreement, the Company employs Employee, and Employee agrees to be employed by the Company, for a three (3) year period from the date of this Agreement unless this Agreement is terminated in accordance with Section L (the "Employment Term").

         B. DUTIES. Employee's position with the Company will be General Manager ("GM") of Picometrix Business Unit, reporting directly to the Chief Executive Officer of the Company. As such, Employee will initially be primarily responsible for running the day-to-day operations of the Picometrix Business Unit, including P&L responsibility. As GM, Employee will have the responsibility for integrating the Picometrix Business Unit's financial reporting into the Company's corporate structure. Employee shall additionally assist the Company's VP of Sales and Marketing in ensuring an orderly transfer of the existing Picometrix customers and potential customers. Effective as of the Company's 2005 Annual Shareholders Meeting currently scheduled for August of such year, the Company shall cause its Board of Directors to appoint Employee as its Chief Financial Officer of the Company, reporting directly to the Chief Executive Officer of the Company. In such capacity, Employee shall have such other authority and responsibilities as the Chief Executive Officer and the Board of Directors of the Company reasonably may determine from time to time consistent with such role, including conducting investor relations and oversight merger and acquisitions activities of the Company, and shall have such other authority and responsibilities as the Chief Executive Officer and the Board of Directors of the Company reasonably may determine from time to time. Employee shall additionally work with the President of the Company as directed by the Chief Executive Officer.

         C. ELECTION TO THE BOARD OF DIRECTORS. The Company shall use its reasonable best

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efforts to cause Employee to be elected to the Company Board of Directors as soon as reasonably practicable after the date hereof; provided, however, that in any event, the Company shall cause Employee to be designated as one of the Company's nominees for election as director at the Company's annual meeting held in 2005.

         D. TIME AND EFFORTS. Employee shall devote his entire working time, energy, skill and best efforts to the performance of his duties hereunder in a manner, which will faithfully and diligently further the business and interest of the Company. Notwithstanding the foregoing, Employee shall be permitted to maintain memberships on the Boards of Directors of other organizations identified to the Company in writing, provided that such activities shall not, at any time, (i) conflict with Employee's responsibilities hereunder or (ii) preclude the Company or any Subsidiary (as defined below) of the Company, from obtaining contracts from any such company or organization. For the purposes of this Agreement, any corporation with respect to which the Company has the ability to control more than fifty percent of the voting power shall be a "Subsidiary" and all such corporations shall be "Subsidiaries".

         E. COMPENSATION AND BENEFITS. Upon execution of this Agreement, the Company shall pay Employee a "signing bonus" of $30,000. For the services rendered by Employee to the Company, Employee shall receive a base salary at a rate of $185,000 per year ("Base Salary"), payable in reasonable installments in accordance with the Company's regular payroll practices in effect from time to time and subject to required withholding for taxes. Employee's Base Salary shall not be subject to decrease during the Employment Term, but is subject to merit increases as determined by the Compensation Committee of the Corporation's Board of Directors. In addition to the Base Salary, Employee shall be entitled to a bonus based on the "Bonus Matrix" for the Company approved by the Company's Board of Directors and to which the other senior executive officers of the Company are subject. Employee will be entitled to four (4) weeks of paid vacation and up to paid sick days each calendar year during the Employment Term (pro rated for any partial year). In the event of separation of Employee from the Company, all accrued vacation shall be paid at the then pro-rata hourly base rate of Employee in accordance with the Company's regular procedures and practices in effect from time to time. Employee will be entitled to participate in the group medical insurance and all other fringe benefit plans generally provided to employees within the Company in accordance with and subject to the terms of such plans and to other senior executive employees of the Company; provided, however, that the Company shall pay the premiums necessary to continue to pay the premiums on the identical individual disability policy, that Employee had from Picometrix, Inc. prior to the closing contemplated by the Stock Purchase Agreement, both of which shall be in addition to any group disability and life insurance provided by the Company to all or any portion of its employees.

         F. EXPENSES. The Company will reimburse Employee for all reasonable expense incurred by Employee in connection with the performance of Employee's duties hereunder, upon receipt of appropriate documentation and in accordance with the Company's regular reimbursement procedures and practices in effect from time to time.

         G. DEATH. If Employee dies, all payments hereunder shall cease as of the date on which Employee's death occurs and the Company shall have no further obligations or liabilities



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hereunder to Employee's estate or legal representative or otherwise, provided, however, that any salary, commission or benefits accrued but unpaid as of the date of termination shall be paid to Employee's estate or legal representative or otherwise.

         H. CONFIDENTIALITY. Employee knows that the Company has in its possession business information which is confidential. During Employee's employment with the Company and after termination of Employee's employment, Employee will hold in confidence and will not use or reveal, divulge or make known to any person, company or any other third party, any Proprietary Information. "Proprietary Information" is any and all information or data, whether in writing, or learned by Employee orally, by observation or other sensory detection, relating to any product, product design, service, research, development, formula, process, method of distribution or delivery, know-how, trade secret, customer list, contract term, customer pricing, supplier list or price, business strategy, compensation, plan or practice, operating records, software, technology, sales data, information or other records, list or documents used by the Company in operating any of its businesses or otherwise except (i) information which at the time of disclosure is in the public domain;
(ii) information which, after disclosure, becomes part of the public domain by publication or otherwise except by breach of this Agreement by Employee; (iii) information which Employee can establish by competent proof was in his possession at the time of disclosure by the Company or Picometrix and was not acquired directly or indirectly, from the Company and such proof is presented promptly after the Company's disclosure to him; (iv) information which Employee receives from a third party, provided however, that such information was not obtained by said third party, directly or indirectly, from the Company; and (v) information which is required by law to be disclosed. The Proprietary Information and all other information relating to the Company belong to and will remain the property of the Company. All Proprietary Information, other information and property of the Company must be returned to the Company by Employee upon termination of Employee's employment, however, if Employee is required to perform any service for the Company after Employee's employment with the Company is terminated, then Employee shall be entitled to be compensated for his services at a rate to be mutually agreed by the parties hereto. For purposes of this Section H and Sections I and J hereof, the term "Company" shall mean Advanced Photonix, Inc. and all of its subsidiaries.

         I. DISCOVERIES AND WORKS. Any and all writings, inventions, improvements, process and/or techniques ("Discoveries and Works") which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during the term of this Agreement, whether during working hours or at any other time and whether at the request or upon the suggestion of the Company or otherwise, which relate to or are useful in connection with any business now or hereafter carried on or contemplated by the Company, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of the Company Employee shall make full disclosure to the Company of all such writings, inventions, improvements, process, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in the Company. Employee shall write and prepare all specifications and procedures regarding such inventions, improvements, process, procedures and techniques, and otherwise aid and assist the Company so the Company can prepare and present applications for copyright or Letters of Patent wherever possible, as well as reissues, renewals, and extensions thereof in all countries in which it may



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desire to have a copyright or patent protection. Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such inventions, improvements, process, procedures and techniques.

         J. NON-SOLICITATION AND NON-COMPETITION. The services of Employee will be unique and extraordinary and essential to the business of the Company, especially since Employee shall have access to the Company's customer lists, trade secrets and other privileged and confidential information essential to the Company's business. Employee therefore agrees that he will not, while he is an employee of the Company and for a period of one (1) year thereafter, directly or indirectly solicit, induce, encourage or attempt to influence any employee, client, customer, salesman or supplier of the Company to cease to do business with or to terminate his employment with the Company, and shall not utilize for any such purposes any names and addresses of customers or clients of the Company or any data on or relating to past, present or prospective (at the time of termination of Employee's employment) customers or clients of the Company. Employee further agrees that while he is an employee of the Company, and for a period of six (6) months thereafter, he will not, without the prior written approval of the Company, directly or indirectly, within the United States of America, or any other area in which the Company shall then conduct substantial operations, whether as an owner, partner, member, employee, officer, director or stockholder (other than as the owner of less than 5% of the stock of a corporation registered under the Securities Exchange Act of 1934, as amended), or in any other capacity, engage in any business activity competitive with the business of the Company, which is the development, manufacture and distribution of custom optoelectronic assemblies. Nothing herein shall limit Employee's obligations under the non-competition and non-solicitation covenants of the Purchase Agreement.

         K. INJUNCTIVE RELIEF. Employee acknowledges that the restrictions contained herein are reasonable and necessary in order to protect the legitimate interest of the Company, and that any violation thereof would result in irreparable injuries to the Company, and Employee therefore acknowledges that, in the event of his violation of any of these restrictions, the Company shall be entitled to seek from any court of competent jurisdiction preliminary and permanent injunctive relief, without the necessity of posting bonds, as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

         L. TERMINATION. This Agreement may be terminated by the Company; (i) for Cause (as defined below) upon written notice given to Employee; or (ii) immediately and without notice upon Employee's death or Disability (as defined below). Employee may resign Employee's employment for Good Reason (as defined below) so long as Employee tenders Employee's resignation to Company within sixty (60) days after the occurrence of the event or after Employee first learns of the event which forms the basis for Employee's termination for Good Reason (whichever last occurs), citing with specificity such basis.



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         As used herein:

         "Cause" means (i) Employee being convicted for a felony (or its equivalent) or fraud; (ii) a material breach by Employee in performing the duties described in this Agreement which is not cured by Employee within twenty
(20) business days after the Company gives Employee written notice of the specific breach alleged; or (iii) gross malfeasance, willful misconduct, or dishonesty in performance of Employee's duties hereunder.

         Disability" with respect to Employee shall be deemed to have occurred when Employee cannot act as contemplated by this Agreement because Employee is unable to engage in any substantial gainful activity on behalf of Company by reason of any medically verifiable physical or mental impairment for a minimum of six (6) consecutive months.

         "Good Reason" means (i) any reduction in the amount of Employee's Base Salary, (ii) unilateral and substantial change in Employee's title and duties; provided, however, that the unilateral change by the surviving or acquiring entity (or its parent) in Employee's title and duties to a position that is comparable in salary, title and responsibilities with respect to the acquired or surviving entity or a division or unit thereof created out of Company or its assets (whether it becomes a subsidiary, unit or division) to Employee's current position shall not constitute "Good Reason", (iii) relocation of Employee's work site more than twenty-five (25) miles from current Ann Arbor, Michigan residence without Employee's consent, (iv) any material breach by Company of its obligations under this Agreement that is not remedied by Company within twenty
(20) days of written notice of such breach from Employee, or (v) Company requires Employee as a condition of employment to perform any illegal act or any act that is inconsistent with accepted standards of ethical and professional behavior.

         If Employee's employment is terminated by the Company for Cause, the Company's obligations under this Agreement will terminate and the Company will have no obligations to make any additional payments of any kind, including, without limitation, unpaid commission, provided, however, that the Company shall pay Employee any accrued and unpaid salary through the date of termination. If the Company terminates Employee for other than Cause or Employee terminates his employment for Good Reason, the Company shall pay Employee a lump sum severance equal to his Base Pay for the remainder of the then remaining Employment Term and incur such costs as are necessary to continue all benefits (including, without limitation, the benefits specified in Section E hereof) paid to on behalf of Employee for such remainder, but in no event for purposes of Employee's then-effective Base Salary and such benefits for less than, plus, in any case, accrued but unused vacation and sick days, provided that Employee and Company shall have executed a reciprocal release in such form as may be reasonably required by the Company and acceptable to Employee.

         M. VALIDITY. If any provision contained in this Agreement, or the application of any provision, is held invalid or unenforceable by a court of competent jurisdiction, that provision will be deemed to be modified in a manner to make it consistent with the intent of the original provision, so that as revised, the provision will be valid and enforceable, and this Agreement, and the application of the provision to persons or circumstances other than those for which it would be invalid or unenforceable, will not be affected by the revision.


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         N. BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon Employee, his heirs and legal representatives.

         O. ENTIRE AGREEMENT. Except as otherwise indicated herein, this Agreement supersedes all previous agreements between Employee and the Company, contains the entire understanding and agreement between the parties regarding Employee's employment with the Company. This Agreement cannot be amended, modified or supplemented in any respect except by subsequent written agreement signed by both the Company and Employee.

         P. SURVIVAL. The provisions of Sections H and J shall survive the expiration or earlier termination of this Agreement, provided, however, that if Employee is terminated prior to the expiration of this Agreement for reasons other than cause, then the obligations and duties owed to the Company by Employee pursuant to Section J of this Agreement shall also terminate.

         Q. PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         R. NOTICES. All notices, request, demands and other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received if they are in writing and delivered by hand or sent by facsimile and confirmed, or sent by first class U.S. mail or nationally recognized overnight delivery service. Notice shall be deemed effective on the date given if delivered by hand or sent by facsimile (if transmitted before 5 p.m. PST), one day after being sent if sent by overnight delivery service, and three days after being sent if mailed by first class U.S. mail. Addresses for such parties are as set forth below:

                  If to Employee:

                           Mr. Robin Risser
                           1874 Stonehedge Dr.
                           Ann Arbor, MI 48103

                  If to the Company:

                           Advanced Photonix, Inc.
                           1240 Avenida Acaso
                           Camarillo, CA  93102
                           Attention:  Richard Kurtz, CEO
                           Fax:  (805) 484-9935

                  With a copy to:

                           Dornbush Schaeffer Strongin & Weinstein, LLP
                           747 Third Avenue
                           New York, NY 10017
                           Attention: Landey Strongin, Esq.
                           Fax:  (212) 753-7673


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         S. GOVERNING LAW AND ATTORNEYS' FEES. This Agreement shall be governed by, and construed in accordance with, the domestic laws of the State of Michigan without reference to the conflicts of laws provisions thereof.

         T. PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision given any third persons any right of subrogation or action over or against any party to this Agreement.

         U. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

         V. WAIVER AND AMENDMENT. The parties may be written instrument extend the time for the performance of any of the obligations or other acts of the other hereunder and may waive (i) any inaccuracies of the other in the representations or warranties contained in this Agreement or in any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other, or satisfaction of any of the conditions to its or their obligations, contained in this Agreement, or (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other of any of its or their obligations set our herein. Any waiver, amendment or supplement hereof shall be in writing.

         W. CONSTRUCTION. Words and phrases defined in the plural shall also be used in the singular and vice versa and be construed in the plural or singular as appropriate and apparent in the context used. Unless otherwise specifically provided herein, accounting terms shall be given and assigned their usual meaning and effect as defined.

                         [SIGNATURES ON FOLLOWING PAGE]



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                                            ADVANCED PHOTONIX, INC.


                                            By: /s/ RICHARD D. KURTZ
                                               --------------------------------
                                               Richard D. Kurtz, Chief Executive
                                               Officer

                                            /s/ ROBIN F. RISSER
                                            ------------------------------------
                                            ROBIN F. RISSER






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